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Exhibit 10.23

AMENDMENT NO. 2 TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of January 27, 2005 by and among Haynes International, Inc., a Delaware corporation ("Haynes Parent"), Haynes Wire Company, a Delaware corporation ("Haynes Wire" and together with Haynes Parent, each individually, a "Borrower" and collectively, "Borrowers"), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders") and Congress Financial Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders pursuant to the Loan Agreement (in such capacity, "Agent").

W I T N E S S E T H

        WHEREAS, Borrowers have entered into financing arrangements with Agent and Lenders pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in, and subject to the terms and conditions of, the Amended and Restated Loan and Security Agreement, dated August 31, 2004, by and among Agent, Lenders, JPMorgan Chase Bank N.A., successor by merger to Bank One, NA, in its capacity as documentation agent for Lenders, and Haynes Parent, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated November 5, 2004, by and among Borrowers, Lenders and Agent (as amended and supplemented hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other Financing Agreements (as defined therein); and

        WHEREAS, Borrowers, Agent and Lenders have agreed to certain amendments to the Loan Agreement, subject to the terms and conditions herein; and

        WHEREAS, by this Amendment No. 2, Borrowers, Agent and Lenders desire and intend to evidence such consents and amendments;

        NOW, THEREFORE, in consideration of the foregoing, the mutual conditions and agreements and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1. Definitions.

        1.1   Defined Terms. For purposes of this Amendment No. 2, unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement.

        1.2   Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement is hereby amended to include the following definitions:

          (a)   "Amendment No. 2" shall mean Amendment No. 2 to Amended and Restated Loan and Security Agreement by and among Borrowers, Agent and Lenders, as it now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (b)   "Revolving Loan Limit" shall mean the amount equal to: (i) the Maximum Credit minus (ii) the then outstanding aggregate principal amount of the Equipment Purchase Loans.

          (c)   "Revolving Loans" shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender, on a revolving basis pursuant to the Credit Facility (including advances, repayments and readvances), as set forth in Section 2.1(a) hereof.

        1.3   Amendments to Definitions. Each of the defined terms below shall be deemed to be amended and restated in their entirety to have the meaning as to such term set forth below:

          (a)   "Commitment" shall mean, with respect to each Lender, the principal amount set forth on Schedule 1.134 hereto for such Lender or for any party becoming a Lender after the date hereof the amount of such Lender's Commitment as set forth on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender may become a Lender hereunder in accordance with the provisions of Section 13.7 hereof; as the same may be adjusted in accordance with the terms hereof; sometimes being collectively referred to as "Commitments".

          (b)   "Equipment Purchase Loan Limit" shall mean at any time the lesser of (i) $10,000,000 or (ii) the amount equal to: (A) the Maximum Credit minus (B) the sum of (1) the Revolving Loans then outstanding, plus (2) the undrawn amount of Letter of Credit Accommodations then outstanding.

          (c)   "Excess Availability" shall mean at any time and without duplication, (i) the lesser of: (A) the Borrowing Base and (B) the Revolving Loan Limit (in each case under (A) or (B) after giving effect to any applicable Reserves), minus (ii) the sum of: (A) the amount of the then outstanding and unpaid principal amount of the Revolving Loans and the undrawn amount of Letter of Credit Accommodations, plus (B) the aggregate amount of all payables or other obligations outstanding more than forty-five (45) days after the due date therefor as of such time (and for this purpose the due date for payables incurred prior to the commencement of the Chapter 11 Case (or during the course thereof) will be the date for payment of such payables as established pursuant to the Plan and the claims administration process provided for in the Chapter 11 Case and as to those payables or other obligations that are subject to a dispute or are not otherwise allowed, prior to the establishment of the due date for such payables or other obligations pursuant to the Plan and the claims administration process, such payables and other obligations shall not be deemed outstanding more than forty-five (45) days after the due date therefor for purposes of this definition), plus (C) the amount of checks issued by Borrower to pay payables and other obligations which are more than such number of days past due, but not yet sent (without duplication of amounts included in clause (ii)(B) herein).

          (d)   "Haynes Parent Excess Availability" shall mean at any time and without duplication, the amount calculated at such time equal to:

              (i)  the lesser of: (A) the Haynes Parent Borrowing Base and (B) the amount equal to the Revolving Loan Limit minus the then outstanding Loans to Haynes Wire (in each case under (A) or (B) after giving effect to any applicable Reserves), minus

             (ii)  the sum of: (A) the amount of the then outstanding and unpaid principal amount of the Revolving Loans to Haynes Parent and the undrawn amount of Letter of Credit Accommodations issued on behalf or for the benefit of Haynes Parent, plus (B) the aggregate amount of all payables or other obligations of Haynes Parent outstanding more than forty-five (45) days after the due date therefor as of such time (and for this purpose the due date for payables incurred prior to the commencement of the Chapter 11 Case (or during the course thereof) will be the date for payment of such payables as established pursuant to the Plan and the claims administration process provided for in the Chapter 11 Case and as to those payables or other obligations that are subject to a dispute or are not otherwise allowed, prior to the establishment of the due date for such payables or other obligations pursuant to the Plan and the claims administration process, such payables and other obligations shall not be deemed outstanding more than forty-five (45) days after the due date therefor for purposes of this definition), plus (C) the amount of checks issued by Haynes Parent to pay payables and other obligations which are more than such number of days past due, but not yet sent (without duplication of amounts included in clause (ii)(B) herein).

          (e)   "Haynes Wire Excess Availability" shall mean at any time and without duplication, the amount calculated at such time equal to:

              (i)  the lesser of: (A) the Haynes Wire Borrowing Base and (B) the amount equal to the Revolving Loan Limit minus the then outstanding Revolving Loans to Haynes Parent (in each case under (A) or (B) after giving effect to any applicable Reserves), minus

             (ii)  the sum of: (A) the amount of the then outstanding and unpaid principal amount of the Revolving Loans to Haynes Wire and the undrawn amount of Letter of Credit Accommodations issued on behalf or for the benefit of Haynes Wire, plus (B) the aggregate amount of all payables or other obligations of Haynes Wire outstanding more than forty-five (45) days after the due date therefor as of such time, plus (C) the amount of checks issued by Haynes Wire to pay payables and other obligations which are more than such number of days past due, but not yet sent (without duplication of amounts included in clause (ii)(B) herein).

          (f)    "Inventory Loan Limit" shall mean at any time, (i) as to Haynes Parent, the amount equal to (A) $70,000,000 minus (B) the then outstanding amount of Revolving Loans to Haynes Wire (and including Letter of Credit Accommodations to the extent provided in Haynes Wire Borrowing Base) based on Eligible Inventory of Haynes Wire and (ii) as to Haynes Wire, the amount equal to (A) $70,000,000 minus (B) the then outstanding amount of Revolving Loans to Haynes Parent (and including Letter of Credit Accommodations to the extent provided in Haynes Parent Borrowing Base) based on Eligible Inventory of Haynes Parent.

          (g)   "Loans" shall mean, collectively, the Revolving Loans and the Equipment Purchase Loans.

          (h)   "Monthly Average Excess Availability" shall mean, at any time, the daily average of the aggregate amount of the Excess Availability for the immediately preceding month as calculated by Agent in good faith, with Excess Availability calculated for this purpose without regard to the Revolving Loan Limit or the Maximum Credit.

          (i)    "Pro Rata Share" shall mean:

              (i)  with respect to a Lender's obligation to make Loans and to acquire interests in Letter of Credit Accommodations and receive payments of interest and principal with respect thereto, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Accommodations;

             (ii)  with respect to all other matters (including the indemnification obligations arising under Section 11.5 hereof, the voting rights set forth in Section 11.3 hereof and the payment of any fees for the account of Lenders), at any time, as to any Lender, except as Agent and Lenders may otherwise agree, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment (provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Accommodations) and the denominator of which shall be the amount equal to the aggregate amount of all Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof.

        1.4   Deleted Definitions. The defined terms "Tranche A Commitment", "Tranche A Lender", "Tranche A Loan Limit", "Tranche A Loans", "Tranche B Borrowing Base", "Tranche B Commitment", "Tranche B Lender", "Tranche B Loan Limit" and "Tranche B Loans" contained in Section 1 of the Loan Agreement are each hereby deleted.

        Section 2. Revolving Loans. Section 2.1 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to make its Pro Rata Share of Revolving Loans to: (i) Haynes Parent from time to time in amounts requested by Haynes Parent in the aggregate amount for the Loans of all Lenders of up to the lesser of (A) the Borrowing Base of Haynes Parent at such time or (B) the Commitments minus the then outstanding Revolving Loans to Haynes Wire and (ii) Haynes Wire from time to time in amounts requested by or on behalf of Haynes Wire in the aggregate amount for the Revolving Loans of all Lenders of up to the lesser of: (A) the Borrowing Base of Haynes Wire at such time or (B) the Commitments minus the then outstanding Revolving Loans to Haynes Parent.

          (b)   Except in Agent's discretion, with the consent of all Lenders, or as otherwise provided herein, (i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate principal amount of the Revolving Loans outstanding at any time shall not exceed the lesser of the Borrowing Base and the Revolving Loan Limit, (iii) the aggregate principal amount of the Revolving Loans outstanding at any time based on Eligible Inventory consisting of work-in-process shall not exceed $40,000,000, (iv) the aggregate principal amount of the Revolving Loans to Haynes Parent outstanding at any time shall not exceed the Haynes Parent Borrowing Base, (v) the aggregate principal amount of Revolving Loans to Haynes Wire outstanding at any time shall not exceed the Haynes Wire Borrowing Base, (vi) the aggregate principal amount of the Revolving Loans to Haynes Parent outstanding at any time based on Eligible Inventory of Haynes Parent shall not exceed the Inventory Loan Limit applicable to Haynes Parent, and (vii) the aggregate principal amount of the Revolving Loans to Haynes Wire outstanding at any time based on Eligible Inventory of Haynes Wire shall not exceed the Inventory Loan Limit applicable to Haynes Wire.

          (c)   In the event that the aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding at any time exceeds the Maximum Credit, or the aggregate principal amount of the Revolving Loans exceeds the lesser of the Borrowing Base or the Revolving Loan Limit, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e), or the aggregate principal amount of the Revolving Loans applicable to Haynes Parent outstanding at any time exceed the Haynes Parent Borrowing Base, or the aggregate principal amount of the Revolving Loans to Haynes Wire outstanding at any time exceed the Haynes Wire Borrowing Base, or the aggregate principal amount of the Revolving Loans to Haynes Parent outstanding at any time based on Eligible Inventory of Haynes Parent exceed the Inventory Loan Limit applicable to Haynes Parent, or the aggregate principal amount of the Revolving Loans to Haynes Wire outstanding at any time based on Eligible Inventory of Haynes Wire exceed the Inventory Loan Limit applicable to Haynes Wire, in any case such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrower shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded."

        Section 3. Letter of Credit Accommodations.

        3.1   Section 2.2(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of a Borrower containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by or on behalf of Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations provided to or for the benefit of a Borrower shall constitute additional Revolving Loans to such Borrower pursuant to this Section 2 (or in any event Special Agent Advances as the case may be)."

        3.2   Section 2.2(e) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(e) Except in Agent's discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith shall not at any time exceed $10,000,000."

        Section 4. Equipment Purchase Loans. Section 2.3(d)(vi) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(vi) as of the date of such Equipment Purchase Loan, and after giving effect thereto, the aggregate amount of the Loans and the Letter of Credit Accommodations shall not exceed the Maximum Credit minus the sum of (A) the aggregate amount of the Revolving Loans then outstanding, and (B) the aggregate amount of the undrawn Letter of Credit Accommodations then outstanding;"

        Section 5. Payments. Section 6.4(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

          "(a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. The foregoing shall not apply to payments with proceeds of Loans to a Bank Product Provider for Obligations to such Bank Product Provider in connection with checks or other items issued by Borrower drawn on such Bank Product Provider. Subject to the other terms and conditions contained herein, Agent shall apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from Borrower; second, to pay interest due in respect of any Loans (and including any Special Agent Advances); third, to pay or prepay principal in respect of Special Agent Advances; fourth, to pay or prepay principal in respect of the Loans or to pay or prepay Obligations arising under or pursuant to any Hedge Agreement of Borrower that has been approved in writing by Agent (up to the amount of any then effective Reserve established in respect of such Obligations) on a pro rata basis; fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent reasonably determines or to be held as cash collateral in connection with any Letter of Credit Accommodations or other contingent Obligations (but not including for purposes of this clause "fifth" any Obligations arising under or pursuant to any Hedge Agreement or in connection with any Bank Products); sixth, to pay or prepay any of the UK Obligations after demand for payment under the Guarantee by Borrower in favor of UK Lender; provided, that, any such amounts received for application to the UK Obligations shall not be applied to such UK Obligations for a period of sixty (60) days (or such longer period as UK Lender may agree) after the date of such demand and shall be held as cash collateral in connection with the UK Obligations until the end of such sixty (60) day period (or such longer period as UK Lender may agree); and seventh, to pay or prepay any Obligations arising under or pursuant to Hedge Agreements that have been approved in writing by Agent (other than to the extent provided for above) and any Obligations then due to any Bank Provider arising from or in connection with any Bank Products, as to all of such Obligations on a pro rata basis. Notwithstanding anything to the contrary contained in this Agreement, except as Agent may from time to time otherwise determine at any time an Event of Default exists or has occurred and is continuing, payments with proceeds of Collateral of Haynes Parent shall be applied to the payment of the Obligations of Haynes Parent and payments with proceeds of Collateral of Haynes Wire shall be applied to the payment of the Obligations of Haynes Wire."

        Section 6. Amount of Lenders Commitments: Schedule 1.134. Schedule 1.134 of the Loan Agreement is hereby amended and restated in its entirety by Amendment and Restated Schedule 1.134 to this Amendment No. 2.

        Section 7. Representations and Warranties. Each Borrower hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 2, the truth and accuracy of which on the date hereof are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

        7.1   This Amendment No. 2 has been duly authorized, executed and delivered by it, and has been authorized by all necessary action on the part of such Borrower which is a party hereto (and, if necessary, their respective stockholders) and each such agreement is in full force and effect as of the date hereof, and the agreements and obligations of Haynes Parent and Haynes Wire, as the case may be, contained herein, constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

        7.2   The execution, delivery and performance of this Amendment No. 2 (a) are all within the corporate powers of Haynes Parent and Haynes Wire and (b) are not in contravention of law or the terms of such Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property are bound.

        7.3   After giving effect to this Amendment No. 2, no Default or Event of Default exists or has occurred and is continuing.

        Section 8. Conditions Precedent. The amendments contained herein shall only be effective upon the receipt by Agent of each of the following, in each case in form and substance reasonably satisfactory to Agent:

        8.1   an executed original or executed original counterparts of this Amendment No. 2 (as the case may be), duly authorized, executed and delivered by the respective party or parties hereto;

        8.2   a true and correct copy of any consent, waiver or approval (if any) to or of this Amendment No. 2, which any Borrower is required to obtain from any other Person;

        8.3   such approvals of Lenders, in form and substance satisfactory to Agent, to the terms and conditions of this Amendment No. 2 as are required under the terms of the Loan Agreement.

        Section 9. Provisions of General Application.

        9.1   Effect of this Amendment. Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 2, the provisions of this Amendment No. 2 shall control. The Loan Agreement and this Amendment No. 2 shall be read and construed as one Agreement.

        9.2   Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

        9.3   Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Any acknowledgments or consents contained herein shall not be construed to constitute a consent to any other or further action by a Borrower or to entitle such Borrower to any other consent.

        9.4   Further Assurances. Each Borrower shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent and Lenders to effectuate the provisions and purposes of this Amendment No. 2.

        9.5   Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

        9.6   Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile shall also deliver an originally executed counterpart of this Amendment No. 2, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 2.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the date and year first above written.

CONGRESS FINANCIAL CORPORATION (CENTRAL), as Agent and as Lender
		By:	/s/ Vicky Geist
		Title:	Vice President
HAYNES INTERNATIONAL, INC.
		By:	/s/ Marcel Martin
		Title:	CFO
HAYNES WIRE COMPANY
		By:	/s/ Marcel Martin
		Title:	CFO
JPMORGAN CHASE BANK N.A. successor by merger to BANK ONE, NA (Main Office Chicago)
By:	/s/ John S. Freeman
Title:	Vice President
WESTERNBANK PUERTO RICO BUSINESS CREDIT DIVISION
By:	/s/ Miguel Vazquez
Title:	President

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AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT